UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

AB PRIVATE LENDING FUND

(Exact name of registrant as specified in its charter)

Delaware	814-01744	93-6555027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Colorado Street, Suite 1500

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (512) 721-2900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01– Entry into a Material Definitive Agreement.

On October 28, 2024, AB Private Lending Fund entered into an amended and restated expense support and conditional reimbursement agreement (the “Amended Expense Support Agreement”) with AB Private Credit Investors, LLC for purposes of clarifying the periods for which reimbursement payment amounts will be determined. No other material terms have been amended in connection with the Amended Expense Support Agreement.

The foregoing description of the Amended Expense Support Agreement is a summary only and is qualified in all respects by the provisions of the Amended Expense Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Expense Support and Conditional Reimbursement Agreement, dated October 28, 2024, by and between AB Private Lending Fund and AB Private Credit Investors, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2024	AB PRIVATE LENDING FUND

	By:	/s/ Leon Hirth
Leon Hirth
Secretary